Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2026 relating to the consolidated financial statements of Rank One Computing Corporation as of and for the years ended December 31, 2025 and 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

April 22, 2026